     As filed with the Securities and Exchange Commission on July 13, 1999
                              REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                               BUDGET GROUP, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                           59-3227576
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)            Identification No.)

                                125 BASIN STREET
                          DAYTONA BEACH, FLORIDA 32114
   (Address, including zip code, of registrant's principal executive offices)

                               BUDGET GROUP, INC.
                                SAVINGSPLUS PLAN
                              (Full title of plan)

                                 SANFORD MILLER
                                    CHAIRMAN
                               BUDGET GROUP, INC.
                                125 BASIN STREET
                          DAYTONA BEACH, FLORIDA 32114
                     (Name and address of agent for service)

                                 (904) 238-7035
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                JEFFREY M. STEIN
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600


                         CALCULATION OF REGISTRATION FEE

=========================================================================================
                                          Proposed         Proposed
       Title of          Amount           Maximum          Maximum         Amount of
     Securities to       To be        Offering Price      Aggregate       Registration
    Be Registered(1)   Registered      Per Share (2)  Offering Price (2)     Fee(2)

Class A common stock,
par value $.01 per      264,700
share                    shares          $ 11.875       $ 3,143,313       $ 873.84
-----------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of the Company's Class A common stock as reported on the New York Stock Exchange on July 12, 1999.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Budget Group, Inc. (the "Company") and the Budget Group, Inc. SavingsPlus Plan (the "Plan") hereby incorporate by reference into this registration statement, as of their respective dates, the following documents previously filed by the Company with the Securities and Exchange Commission:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1998;

         (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 1997;

         (c) The audited consolidated financial statements of Ryder TRS, Inc. and Subsidiaries as of and for the year ended
                  December 31, 1997 included in the Annual Report on Form 10-K of Ryder TRS, Inc. and contained in our Form 8-K, dated
                  June 19, 1998 as amended;

         (d) Quarterly Report on form 10-Q for the quarter ended March 31, 1999;

         (e) Current Reports on Form 8-K, filed on March 23, 1999 and March 22, 1999;

         (f) The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated April 15, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company or the Plan subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The following is qualified in its entirety by reference to the complete statute, Certificate of Incorporation, Bylaws and any agreement referred to below.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Company (filed herewith as Exhibit 4.1) (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide indemnification of the Company's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Company to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Company's Bylaws will also authorize the Company to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Company would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

         The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.           EXEMPTIONS FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

Item No.            Exhibit
--------            -------
4.1                 Amended and Restated Certificate of Incorporation of the
                    Registrant (incorporated by reference to Exhibit 3.1 to
                    Registrant's Registration Statement on Form S-4, File No.
                    333-78257, dated May 11, 1999).

4.2                 Registrant's Series A Preferred Stock Certificate of
                    Designations (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, File
                    No. 333-34799, dated September 26, 1997).

4.3 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                    Statement on Form S-4, File No. 333-78257, dated May 11,
                    1999).

4.4 Budget Rent a Car Corporation SavingsPlus Plan (as Amended and Restated Effective January 1, 1993)(incorporated by reference to Exhibit 4.2 to the Registrant's Registration
                    Statement on Form S-8, File No. 333-59049, dated July 14,
                    1998).

4.5*                Fifth Amendment to Budget Rent a Car Corporation
                    SavingsPlus Plan (as Amended and Restated Effective January
                    1, 1993), dated December 10, 1997.

4.6*                Sixth Amendment to Budget Group, Inc. SavingsPlus Plan (as
                    Amended and Restated Effective January 1, 1993), dated
                    June 30, 1998.

5.1* Opinion of King & Spalding regarding the validity of the securities being registered.

23.1*               Consent of King & Spalding (included as part of Exhibit 5.1)

23.2*               Consent of Arthur Andersen LLP

23.3*               Consent of PriceWaterhouseCoopers LLP

24.1 Powers of Attorney (included on the signature page to this registration statement)

* Filed herewith

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statements is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (4) If the registrant is a foreign private issuer, to
                  file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                  (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois on the 7th day of July 1999.

                                        BUDGET GROUP, INC.


                                        By:    /s/ Robert L. Aprati
                                               --------------------------------
                                               Robert L. Aprati
                                               Executive Vice President
                                               General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                        /s/ Robert L. Aprati
                                        ----------------------------------------
                                        Robert L. Aprati
                                        Executive Vice President
                                        General Counsel and Secretary

                                        July 7, 1999
                                        ----------------------------------------
                                        Date

         Pursuant to the requirements of the Securities Act of 1933, the Committee charged with the administration of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lisle, state of Illinois, on July 7, 1999


                                        Budget Group, Inc. SavingsPlus Plan

                                        By:    /s/ Robert L. Aprati
                                               --------------------------------
                                               Robert L. Aprati
                                               Executive Vice President
                                               General Counsel and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Aprati his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 7th day of July, 1999.


         Signature                           Title


/s/ Sanford Miller                           Chairman of the Board and
---------------------------                  Chief Executive Officer
Sanford Miller                               (Principal Executive
                                             Officer) and Director



/s/ John P. Kennedy                          Director
---------------------------
John P. Kennedy


/s/ Jeffrey D. Congdon                       Vice Chairman of the Board
---------------------------                  of Directors
Jeffrey D. Congdon


/s/ Ronald D. Agronin                        Director
---------------------------
Ronald D. Agronin


/s/  Dr. Stephen L. Weber                    Director
---------------------------
Dr. Stephen L. Weber


/s/ James F. Calvano                         Director
---------------------------
James F. Calvano


                                             Director
---------------------------
F. Perkins Hixon


/s/ Martin Gregor                            Director
---------------------------
Martin Gregor


/s/ Michael Clauer                           Chief Financial Officer
---------------------------                  (Principal Financial Officer)
Michael Clauer


/s/ Thomas Kram                              Vice President-Controller
---------------------------                  (Principal Accounting Officer)
Thomas Kram